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                                                                   Exhibit 10.11

                BENEFITS RESTORATION PLAN FOR SALARIED EMPLOYEES
            OF OMNOVA SOLUTIONS INC. AND CERTAIN SUBSIDIARY COMPANIES
                           (Effective October 1, 1999)

                                     PURPOSE
                                     -------

         The purpose of this Plan is to restore the pension and profit sharing plan benefits which eligible employees and their beneficiaries would otherwise lose as a result of Internal Revenue Code limitations upon contributions to, and payment of benefits from, tax qualified pension and profit sharing plans. By restoring such benefits, this Plan permits the total benefits of such employees to be provided on the same basis as is applicable to all other employees under such plans. The terms and provisions of this Plan are as follows:

                                    SECTION 1
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                                   DEFINITIONS
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         Wherever used herein:

         (i) "Administrative Committee" means the Administrative Committee of Omnova Solutions Inc.

         (ii) "Beneficiary" means a named beneficiary, joint annuitant or surviving spouse of a deceased Participant.

         (iii) "Code" means the Internal Revenue Code of 1986, as presently in effect or hereafter amended.

         (iv) "Company" means Omnova Solutions Inc.

         (v) "Effective Date" means October 1, 1999, except as otherwise specifically provided.

         (vi) "Member Company" means the Company and any subsidiary of the Company which is designated as a Member Company by the Company's Administrative Committee.

         (vii) "Participant" means an employee of a Member Company who is a participant under the Pension or Profit Sharing Plans (as defined below) or is a Beneficiary receiving a benefit under such plans, provided, however, that no employee shall become a Participant prior to the date such employee's employer became a Member Company.

         (viii) "Pension or Profit Sharing Plans" means the pension, savings and profit sharing plans of the Company applicable to salaried employees.


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         (ix) "Plan" means the plan set forth in this instrument known as the
"Benefits Restoration Plan for Salaried Employees of Omnova Solutions Inc. and Certain Subsidiary Companies," as it may be amended from time to time.

         (x) "Change in Control" means the occurrence of any of the following events, subject to the provisions of paragraph (E) hereof:

                  (A) All or substantially all of the assets of the Company are sold or transferred to another corporation or entity, or the Company is merged, consolidated or reorganized into or with another corporation or entity, with the result that upon conclusion of the transaction less than 51% of the outstanding securities entitled to vote generally in the election of directors or other capital interests of the acquiring corporation or entity are owned directly or indirectly, by the shareholders of the Company generally prior to the transaction; or

                  (B) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act (a "Person")) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act (a "Beneficial Owner")) of securities representing 20% or more of the combined voting power of the then-outstanding voting securities of the Company; or

                  (C) The individuals who, at the beginning of any period of two consecutive calendar years, constituted the Directors of the Company cease for any reason to constitute at least a majority thereof unless the nomination for election by the Company's stockholders of each new Director of the Company was approved by a vote of at least two-thirds of the Directors of the Company still in office who were Directors of the Company at the beginning of any such period; or

                  (D) The Board determines that (1) any particular actual or proposed merger, consolidation, reorganization, sale or transfer of assets, accumulation of shares or tender offer for shares of the Company or other transaction or event or series of transactions or events will, or is likely to, if carried out, result in a Change in Control falling within paragraph (A), (B) or (C) hereof and (2) it is in the best interests of the Company and its shareholders, and will serve the intended purposes of the Change in Control provisions of this Program and other compensation and benefit programs, plans and agreements of the Company, if a Change in Control shall be deemed to have occurred.

                  (E) Notwithstanding the foregoing provisions of this Section 1(x):

                           (1) If any such merger, consolidation,
                  reorganization, sale or transfer of assets, or tender offer or other transaction or event or series of transactions or events mentioned in paragraph (D) hereof shall be abandoned, or any such



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                  accumulations of shares shall be dispersed or otherwise
                  resolved, the Board may, by notice to the Executive, nullify the effect thereof and a Change in Control shall be deemed not to have occurred, but without prejudice to any action that may have been taken prior to such nullification.

                           (2) Unless otherwise determined in a specific case by
                  the Board, a Change in Control shall not be deemed to have occurred for purposes of paragraph (B) hereof solely because
                  (a) the Company, (b) a subsidiary of the Company, or (c) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company or any subsidiary of the Company either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D,
                  Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing Beneficial Ownership by it of shares of the then-outstanding voting securities of the Company, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.

                                    SECTION 2
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                                   ELIGIBILITY
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         2.1 ELIGIBILITY. A Participant who qualifies for a benefit under either the Pension or Profit Sharing Plans and who incurs a reduction in such benefit as a result of the Code's limitations upon contributions to, and payment of benefits from, such plans (except a reduction mandated by the Actual Deferral Percentage test contained in Section 401(k) of the Code shall be eligible to participate in this Plan.

                                    SECTION 3
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                                    BENEFITS
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         3.1 AMOUNT OF BENEFIT. The benefit provided by this Plan shall be an amount equal to the difference, if any, between (a) the aggregate amount of benefit to which the Participant would be entitled under each of the Pension or Profit Sharing Plans computed without regard to the Code's limitations upon contributions to, and payment of benefit from, such plans (except a reduction mandated by the Actual Deferral Percentage test contained in Section 401(k) of the Code), and (b) the aggregate amount of benefit to which the Participant would be entitled under each of the Pension or Profit Sharing Plans after giving effect to all such limitations and all such exclusions. In addition, each allocation under this Plan attributable to the restoration of profit sharing plan benefits shall be credited with a rate of investment return which the Participant



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would have earned if he were credited with plan shares in the profit sharing plan in which the employee is a participant, except, however, that for purposes of this Plan, all profit sharing plan elections to participate in the Omnova Solutions Stock Fund shall be treated as elections to participate in the Interest Income Fund.

         In addition, the Company has assumed (subject to legal requirements for employee acquiescence) the obligations of GenCorp to pay benefits under the Benefits Restoration Plan for Salaried Employees of GenCorp Inc. and Certain Subsidiary Companies to (i) all active employees transferred to the Company as of October 1, 1999 and (ii) all former employees who terminated employment from active business locations of the Company. Such assumed obligations will be administered and paid as benefits in accordance with the terms of this Plan.

         3.2 ALLOCATIONS. Except as hereinafter specifically provided, the allocation to plan accounts under this Plan attributable to the restoration of profit sharing plan benefits shall be made in the same manner and shall be subject to the same conditions as would have been applicable if such allocations were made to the profit sharing plan, except, however, that (a) with respect to contributions pursuant to a Section 401(k) election, a Plan Participant must continue to contribute to this Plan for the remainder of any calendar year in which the Code Section 415 limitations are reached at the same rate as he was contributing to his profit sharing plan accounts at the time the Section 415 limitations were reached, and (b) 401(k) after tax contributions shall be treated as deferred income, provided an appropriate deferral election is signed by the Plan Participant.

         3.3 BENEFIT PAYMENTS. The benefit payable under this Plan which is attributable to the restoration of profit sharing plan benefits shall be paid to the Participant (or to the Participant's Beneficiary under such plan in case of the Participant's death) in a single lump sum as soon as practicable following the Participant's termination of employment or, if the Participant so elects, in five annual installments beginning not later than 60 days after the Participant's termination of employment date. The benefit payable under this Plan which is attributable to the restoration of pension plan benefits shall be paid in the same manner and to the same persons prescribed by the provisions of the pension plan which would have been applicable if such benefit were paid under the pension plan. Benefits under this Plan shall be payable from the general assets of the Company, and participation hereunder shall not cause a Participant to have any title to, or beneficial ownership in, any of the assets of the Company. Nothing in this Plan shall operate or be construed to modify, amend or affect the terms and provisions of the Pension or Profit Sharing Plans in any way.

         3.4. CHANGE IN CONTROL. Notwithstanding any other provision of this Plan, upon the occurrence of a Change in Control, benefits will be determined and paid in accordance with this Section 3.4:

                  (a) VESTING. Upon the occurrence of a Change in Control , the
         (i) benefits of a Participant with whom the Company has entered into a Severance Agreement which


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         have accrued but not vested under this Plan, and (ii) benefits of such a Participant which have accrued but not vested under the applicable Pension or Profit Sharing Plans, shall become vested and payable in accordance with the terms of this Plan.

                  (b)      Funding.
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                           (i) Upon the occurrence of a Change in Control, the
                  performance of the Company's obligations under this Plan shall be secured by amounts deposited or to be deposited in trust pursuant to a trust agreement to which the Company shall be a party, providing for payment of benefits in accordance with the terms of this Plan. Any failure by the Company to satisfy its obligations under this Section 3.4(b) shall not limit the rights of any Participant hereunder.

                           (ii) Upon the earlier to occur of (A) a Change of a
                  Control or (B) a declaration by the Board of Directors of the Company that a Change in Control is imminent, the Company shall promptly, to the extent it has not previously done so, and in any event within five business days, transfer to the trustee of such trust, to be added to the principal of the trust, a sum equal to

                                    (I) the aggregate account balances, on the
                           date of the Change in Control (or on such fifth business day if the Board has declared a Change in Control to be imminent), of Participants who have benefits to be paid hereunder with respect to the applicable Profit Sharing Plans, plus

                                    (II) the present value on the date of the
                           Change in Control (or on such fifth business day if the Board has declared a Change in Control to be imminent) of the benefits to be paid to the Participants hereunder with respect to any applicable Pension Plans, such present value to be computed (a) assuming that benefit payments to any Participant will commence on such Participant's earliest retirement date under the applicable Pension Plan, and (b) applying a discount factor which is equal to the yield to maturity, as reported in the Midwest Edition of THE WALL STREET JOURNAL, of the 26-week Treasury Bill most recently issued as of the date of the Change in Control.

                  Any payments of benefits hereunder by the trustee shall, to the extent thereof, discharge the Company's obligation to pay benefits hereunder, it being the intent of the Company that assets in such trusts be held as security for the Company's obligation to pay benefits under this Plan.

                           (iii) Subject to the foregoing, a Participant shall
                  have the status of a general unsecured creditor of the Company and shall have no right to, or security interest in, any assets of the Company.


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         3.5      Lump Sum Payments.
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                  (a) ELECTION. Amounts due to a participant under this Plan may be paid in a lump sum in accordance with the following:

                           (i) FORMER EMPLOYEES will be able to elect a lump sum payment of their deferred interest, subject to a 10% "haircut" and all applicable tax withholding.

                           (ii) ACTIVE EMPLOYEES may receive lump-sum payments upon termination of employment based upon:

                                    (A)      an election made at least one year
                                             in advance of termination; or

                                    (B)     an election which is made both (1)
                                            at least six months in advance of
                                            termination, and (2) in the calendar
                                            year prior to termination; or

                                    (C)     where an advance election is not
                                            possible (E.G., in the case of a
                                            short-notice involuntary
                                            termination), a request for a lump
                                            sum payment which is approved by the
                                            Administration Committee in its full
                                            discretion.

                  (b) AMOUNT. The amount of any lump sum payment hereunder will be computed using the then-current interest rate for 30-year Treasury securities.

                                    SECTION 4
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                                 ADMINISTRATION
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         4.1 ADMINISTRATIVE COMMITTEE AND POWERS. The Administrative Committee
shall administer this Plan and shall have, exercise and perform all of the powers, rights, authority and duties set forth in each of the Pension or Profit Sharing Plans with the same effect as if similarly set forth herein with respect to this Plan. Any determination or decision of the Administrative Committee shall be conclusive and binding on all persons having or claiming to have any interest whatever under this Plan.



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                                    SECTION 5
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                                  MISCELLANEOUS
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         5.1 AMENDMENT AND TERMINATION. The Company reserves the right at any time and from time to time, by resolution of its Board of Directors, to amend or terminate this Plan; provided, however, that no such amendment or termination shall operate retroactively so as to affect adversely any rights to which a Participant may be entitled under the provisions of this Plan as in effect prior to such action.

         5.2 NO ALIENATION OF BENEFITS. No Participant may assign, anticipate or otherwise encumber any payment due under this Plan. Except as may otherwise be required by law, any payment due under this Plan shall be exempt from the claims of the Participant's creditors.

         5.3 NO ENLARGEMENT OF EMPLOYMENT RIGHTS. The provisions of the Pension or Profit Sharing Plans relative to employment rights shall be applicable to this Plan with the same effect as though set forth in full herein.

         5.4 NO REQUIREMENT TO FUND. The Company shall not be required to reserve or otherwise set aside funds for the payment of its obligations hereunder.

         5.5 LAWS GOVERNING. This Plan shall be construed in accordance with and governed by the laws of the State of Ohio.

Benefits Restoration Plan For Salaried Employees



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